As filed with the Securities and Exchange Commission on December 1, 2016

Registration No. 333-47399

Registration No. 033-81772

Registration No. 333-44722

Registration No. 333-80427

Registration No. 333-39461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-47399

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT NO. 033-81772

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3D

REGISTRATION STATEMENT NO. 333-44722

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3D

REGISTRATION STATEMENT NO. 333-80427

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3D

REGISTRATION STATEMENT NO. 333-39461

UNDER

THE SECURITIES ACT OF 1933

POST PROPERTIES, INC.

(Mid-America Apartment Communities, Inc. as successor by merger to Post Properties, Inc.)

(Exact name of registrant as specified in charter)

Georgia	58-1550675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mid-America Apartment Communities, Inc. 6584 Poplar Avenue Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

Robert J. DelPriore

Executive Vice President and General Counsel

6584 Poplar Avenue

Memphis, Tennessee 38138

(901) 682-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service of process for

Mid-America Apartment Communities, Inc. as successor by merger to Post Properties, Inc.)

Copies to:

Mark S. Opper, Esq.	Richard F. Mattern, Esq.
Goodwin Procter LLP	Oscar L. Thomas, Esq.
The New York Times Building	Bass, Berry & Sims PLC
620 Eighth Avenue	The Tower at Peabody Place
New York, New York 10018	100 Peabody Place, Suite 1300
Tel: (212) 813-8800	Memphis, Tennessee 38103
Fax: (212) 355-3333	Tel: (901) 549-5933
Fax: (901) 549-5999

Approximate date of commencement of proposed sale to the public: N/A.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 and Form S-3D (collectively, the “Registration Statements”) filed by Post Properties, Inc., a Georgia corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-47399 on Form S-3, filed with the Commission on March 5, 1998, as amended by Amendment No. 1 filed with the Commission on March 23, 1998, registering the resale from time to time by the selling stockholders named therein of 209,100 shares of common stock, par value $0.01 per share, of the Company, that may be issued upon the exercise of options;

•	Registration Statement No. 033-81772 on Form S-3, filed with the Commission on July 20,1994, as amended by Amendment No. 1 filed with the Commission on August 1, 1994, Post-Effective Amendment No. 1 filed with the Commission on October 28, 1994, and Post-Effective Amendment No. 2 filed with the Commission on November 22, 1994, registering among other things, the issuance and/or resale from time to time of 8,746,650 shares of common stock, par value $0.01 per share, of the Company, that may be issued in exchange for limited partnership interests of Post Apartment Homes, L.P.;

•	Registration Statement No. 333-44722 on Form S-3D, filed with the Commission on August 29, 2000, as amended by Post-Effective Amendment No. 1 filed with the Commission on September 4, 2001 registering 1,592,424 shares of common stock, par value $0.01 per share, of the Company, in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan;

•	Registration Statement No. 333-80427 on Form S-3D, filed with the Commission on June 10, 1999, registering 750,000 shares of common stock, par value $0.01 per share, of the Company, in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan; and

•	Registration Statement No. 333-39461 on Form S-3D, filed with the Commission on November 4, 1997, as amended by Post-Effective Amendment No. 1 filed with the Commission on November 12, 1997, registering 750,000 shares of common stock, par value $0.01 per share, of the Company, in connection with the Company’s Dividend Reinvestment and Stock Purchase Plan.

Effective December 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), Mid-America Apartments, L.P., a Tennessee limited partnership, the Company, Post GP Holdings, Inc., a Georgia corporation, and Post Apartment Homes, L.P., a Georgia limited partnership, the Company merged with and into MAA, and the separate corporate existence of the Company thereupon ended.

As a result of the merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, Mid-America Apartment Communities, Inc., as successor by merger to the Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Form S-3D and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 1st day of December, 2016.

Date: December 1, 2016	MID-AMERICA APARTMENT COMMUNITIES, INC.,
as successor by merger to Post Properties, Inc.

	By:	/s/ Albert M. Campbell, III

	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.